Exhibit 10.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT, dated as of February 28, 2006 to Asset Purchase Agreement (the “Agreement”) dated as ofianuary 13. 2006 by and between GLOBALOPTIONS GROUP, INC., a Nevada corporation (“Buyer”) and JAMES LEE WITT ASSOCIATES, LLC, a Delaware limited liability company (“Seller”).

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Section 1.6 of the Agreement is hereby amended and restated as follows:

Closing. The consummation of the purchase and sale provided for in this Agreement (the “Closing”) will take phice at the offices of Buyer’s legal counsel at 1201 15th Street, N.W. Second Floor, Washington, DC 20005, or such other place as the parties mutually agree, at 10:00 a.m. (local time) on a date mutually agreed to by the parties but not later than Friday, March 10, 2006 (the “Closing Date”); provided, however, that the Closing Date shall automatically be extended, if necessary, to permit Seller sufficient time to deliver to Buyer the audited financial statements in a form which complies with Section 2.4 hereof.

2.	In all other respects, the Agreement remains according to its terms.

Signatures on following page

IN WITNESS WHEREOF, the parties have executed this First Amendment to Asset Purchase Agreement as or the date first written above.

BUYER:

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey Schiller
Name:	Harvey Schiller
Its:	Chairman

SELLER:

JAMES LEE WITT ASSOCIATES, LLC

By:	/s/ James Lee Witt
Name:	James Lee Witt
Its:	Holder of Majority of Class A Common Interests